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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of CanArgo Energy Corporation on Form S-8, as amended in Post-Effective Amendment No. 1 (File No. 33-82944), the registration statement on Form S-8 (File No. 333-02651) and the registration statement on Form S-8 (File No. 333-59367) of our report which includes a paragraph regarding the Company's ability to continue as a going concern, dated March 5, 1999 (except for note 20 which is as of March 29, 1999, on our audits of the consolidated financial statements of CanArgo Energy Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and August 31, 1996 and the four month period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                               /s/PricewaterhouseCoopers LLP

                                               PRICEWATERHOUSECOOPERS LLP


Houston, Texas
March 31, 1999